UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 6, 2017

Date of Report (Date of earliest event reported)

Caesars Acquisition Company

(Exact name of registrant as specified in its charter)

Delaware	001-36207	42-2672999
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices) (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

INTRODUCTORY NOTE

As previously reported, Caesars Acquisition Company (“CAC”) and Caesars Entertainment Corporation (“CEC”) entered into an Amended and Restated Agreement and Plan of Merger, dated as of July 9, 2016, as amended by the First Amendment to the Amended and Restated Agreement and Plan of Merger, dated as of February 20, 2017 (as amended, the “Merger Agreement”). Pursuant to the Merger Agreement, on October 6, 2017 (the “Effective Date”) CAC merged with and into CEC, with CEC as the surviving company (the “Merger”). Upon consummation of the Merger, each share of Class A common stock, par value $0.001 per share, of CAC (the “CAC Common Stock”) issued and outstanding immediately prior to the effective time of the Merger was converted into, and became exchangeable for, 1.625 shares (the “Exchange Ratio”) of common stock, par value $0.01 per share, of CEC (the “CEC Common Stock”), resulting in CEC issuing approximately 226 million shares of CEC Common Stock to the holders of CAC Common Stock. The Merger will be accounted for as a transaction among entities under common control, which will result in CAC being consolidated into CEC at book value as an equity transaction for all periods presented.

A copy of the Amended and Restated Agreement and Plan of Merger Agreement was filed as Annex A to the definitive joint proxy statement/prospectus of CAC and CEC, filed by CEC with the Securities and Exchange Commission (the “SEC”) on June 23, 2017. The description of the Merger Agreement and the Merger contained in this 8-K does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

Prior to the closing of the Merger on the Effective Date, (i) CAC, (ii) CEC, (iii) TPG Capital Management, L.P., TPG Hamlet Holdings, LLC, TPG Hamlet Holdings B, LLC and TPG V Hamlet AIV, L.P., (iv) Apollo Management VI, L.P., Apollo Alternative Assets, L.P., Apollo Hamlet Holdings, LLC and Apollo Hamlet Holdings B, LLC, (v) Co-Invest Hamlet Holdings, Series LLC and Co-Invest Hamlet Holdings B, LLC, (vi) Hamlet Holdings LLC and (vii) only with respect to certain sections thereof, Gary Loveman, entered into a Termination Agreement, pursuant to which certain agreements terminated, effective upon the consummation of the Debtors’ Third Amended Joint Plan of Reorganization filed on January 13, 2017, at Docket No. 6318 (the “Plan”), subject to certain survival provisions. Among the agreements that terminated were the following:

Termination of the Omnibus Voting Agreement

Omnibus Voting Agreement, dated as of October 21, 2013, entered into by and among CAC, CEC, Apollo Hamlet Holdings, LLC, Apollo Hamlet Holdings B, LLC, TPG Hamlet Holdings, LLC, TPG Hamlet Holdings B, LLC, Co-Invest Hamlet Holdings, Series LLC, Co-Invest Hamlet Holdings B, LLC and Hamlet Holdings LLC, pursuant to which Hamlet Holdings LLC agreed to vote all of its shares of CAC Common Stock and CEC Common Stock necessary to facilitate CEC’s exercise of its call right to acquire the voting units of membership interest in Caesars Growth Partners, LLC from the Company in accordance with the organizational documents of CAC and the operating agreement of Caesar Growth Partners, LLC and whereby the parties agreed to, among other things, restrict their ability to transfer stock of the Company, as well as rights of first refusal, tag-along rights and drag-along rights; and

Termination of the CAC Voting Agreement

Voting Agreement, dated as of July 9, 2016 (the “CAC Voting Agreement”), entered into by and between CAC, Hamlet Holdings LLC, and, solely with respect to certain provisions of the CAC Voting Agreement, Apollo Hamlet Holdings, LLC, Apollo Hamlet Holdings B, LLC, TPG Hamlet Holdings, LLC, TPG Hamlet Holdings B, LLC, Co-Invest Hamlet Holdings, Series LLC and Co-Invest Hamlet Holdings B, LLC, whereby Hamlet Holdings LLC agreed to, among other things, (1) cause all shares of CEC common stock for which it has sole voting and sole dispositive power (the “CEC Subject Shares”) to be counted as present for purposes of calculating a quorum at any meeting of stockholders of CEC, or any adjournment or postponement thereof and (2) vote the CEC Subject Shares in favor of (x) the adoption of the plan of Merger contained in the Merger Agreement and (y) any other action, proposal, transaction or agreement that would reasonably be expected to facilitate the completion of the Merger, subject to certain conditions.

In addition, prior to the closing of the Merger on the Effective Date, (i) CAC, (ii) Caesars Entertainment Operating Company, Inc. (“CEOC”), (iii) Caesars Interactive Entertainment, Inc. (“CIE”), (iv) HIE Holdings, Inc. (“HIE Holdings”), (v) Caesars Growth Partners, LLC (“Growth Partners”) and (6) Caesars Enterprise Services, LLC (“CES”) entered into a Termination Agreement (the “Services Termination Agreement”), pursuant to which the following agreements terminated, effective upon the consummation of the Plan:

Termination of CIE Shared Services Agreement

Shared Services Agreement, dated as of May 1, 2009 (the “CIE Shared Services Agreement”), entered into by and between CIE, CEC and HIE Holdings, pursuant to which CEOC agreed to provide certain services to CIE. The CIE Shared Services Agreement, among other things: (1) contemplated that CEOC would provide certain services related to accounting, risk management, tax, finance, recordkeeping, financial statement preparation and audit support, legal, treasury functions, regulatory compliance, information systems, office space and corporate and other centralized services; (2) allowed the parties to modify the terms and conditions of CEC’s performance of any of the services and to request additional services from time to time; and (3) provided for the payment of a service fee to CEC in exchange for the provision of services in an amount equal to the fully allocated cost of such services plus 10%; and

Termination of CGP Management Services Agreement

Management Services Agreement, dated as of October 21, 2013 (the “CGP Management Services Agreement”), entered into by and between CAC, Growth Partners and CEOC, pursuant to which CEOC and its subsidiaries agreed to provide certain services to CAC, Growth Partners and any other of its subsidiaries. The CGP Management Services Agreement, among other things: (1) contemplated that CEOC and its subsidiaries would provide certain corporate services, back-office support, and advisory and business management services; (2) allowed the parties to modify the terms and conditions of the performance of any of the services and to request additional services from time to time; and (3) provided for the payment of a service fee by CAC and/or Growth Partners in exchange for the provision of services.

The Services Termination Agreement also provides that notwithstanding the termination of the CIE Shared Services Agreement and the CGP Management Services Agreement, CIE and Growth Partners will continue receiving from CES services similar to those provided by CES under the CIE Shared Services Agreement and the CGP Management Services Agreement as set forth and in accordance with the Amended and Restated Omnibus License and Enterprise Services Agreement, dated as of January 14, 2015, as amended from time to time.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth under the Introductory Note is incorporated herein by reference.

In addition and as a result of the Merger, each option to purchase shares of CAC Common Stock (each, a “CAC Stock Option”) that was outstanding immediately prior to the Effective Time was converted into an option to purchase a number of shares of CEC Common Stock equal to the product (rounded down to the nearest whole share) of (i) the number of shares of CAC Common Stock subject to such CAC Stock Option and (ii) the Exchange Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to (x) the exercise price of such CAC Stock Option divided by (y) the Exchange Ratio. Also as a result of the Merger, each right to receive shares or share equivalents of CAC Common Stock (each, a “CAC Award”) that was outstanding immediately prior to the Effective Time was converted into the right to receive shares (or share equivalents, as the case may be) in CEC Common Stock, which, in the case of CAC Awards denominated in shares shall be in an amount equal to the product (rounded down to the nearest whole share) of (i) the number of shares of CAC Common Stock subject to such CAC Award and (ii) the Exchange Ratio.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 6, 2017, CAC notified NASDAQ of the completion of the Merger and requested that trading in CAC Common Stock be suspended and that NASDAQ file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Exchange Act, on Form 25, thereby commencing the process of delisting and deregistering the CAC Common Stock. Following NASDAQ’s filing of the Form 25 with the SEC, CAC will file a Form 15 to suspend its reporting obligations under Section 15(d) of the Exchange Act and to deregister the CAC Common Stock under Section 12(g) of the Exchange Act.

The information set forth in the Introductory Note is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 2.01 is incorporated herein by reference.

Each outstanding CAC Award held by Messrs. Garber, Abrahams and Cohen (our named executive officers) vested in full immediately prior to the effective time of the Merger. In addition, each other unvested CAC Award and unvested CAC Stock Option, in each case, granted pursuant to CAC’s 2014 Performance Incentive Plan (the “CAC 2014 PIP”), was amended in accordance with the terms of the Merger Agreement to provide that it will become vested and exercisable upon the holder’s termination of employment without “cause” (as defined in the CAC 2014 PIP) by CEC or any of its subsidiaries or for “good reason” (as defined in the Merger Agreement), in either case within six months following the closing of the Merger. Except for this amendment of the unvested CAC Awards and CAC Stock Options, each converted CAC Award and CAC Stock Option continues to be governed by the same terms and conditions as were applicable under the CAC 2014 PIP.

Item 5.01	Changes in Control of Registrant.

As a result of the Merger, a change of control of CAC occurred, and CAC merged with and into CEC, with CEC as the surviving company. See the Introductory Note and the disclosure regarding the Merger under Item 3.03 above for additional information.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon the closing of the Merger, each of Marc Beilinson, Philip Erlanger, Dhiren Fonseca, Mitch Garber, Don Kornstein, Karl Peterson, Marc Rowan and David Sambur ceased serving as members of CAC’s board of directors. Mr. Sambur served on CEC’s board of directors prior to the closing of the Merger and will continue to be a member of CEC’s board of directors after the closing of the Merger. Mr. Kornstein has been appointed to CEC’s board of directors effective as of the closing of the Merger. Effective as of shortly following the Merger, the employment of Mitch Garber, Craig Abrahams and Michael Cohen was terminated.

As a result of Mr. Garber’s termination of employment following the Merger, pursuant to Mr. Garber’s employment agreement with CIE, Mr. Garber is entitled to receive a severance payment equal to his current base salary, payable over the 12-month period following termination, as well as medical, life, and accident insurance coverage and financial counseling services during this 12-month period. Such severance payments and benefits are subject to his execution of a release of claims against CIE and its affiliates, employees, directors and other related parties. In addition, continuation of severance payments and benefits to Mr. Garber is subject to ongoing compliance with non-competition and non-solicitation of customers and employees provisions, in each case, for one year following termination.

The information set forth in Sections 2.01 and 3.03 are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Amended and Restated Agreement and Plan of Merger by and between Caesars Acquisition Company and Caesars Entertainment Corporation, dated as of July 9, 2016, as amended by the First Amendment to the Amended and Restated Agreement and Plan of Merger, dated as of February 20, 2017 (incorporated by reference to Annex A to the definitive joint proxy statement/prospectus of Caesars Acquisition Company and Caesars Entertainment Corporation, filed by Caesars Entertainment Corporation with the SEC on June 23, 2017).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ACQUISITION COMPANY

Date: October 6, 2017	By:	/s/ CRAIG J. ABRAHAMS
	Name:	Craig J. Abrahams
	Title:	Chief Financial Officer